As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENSEI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1863385
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1405 Research Blvd, Suite 125

Rockville, MD 20850

(Address of principal executive offices) (Zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

Faeth Therapeutics, Inc. 2019 Stock Incentive Plan

One-Time Inducement Award Agreements

2026 Inducement Plan

(Full title of the plan)

Christopher W. Gerry

President and General Counsel

Sensei Biotherapeutics, Inc.

1405 Research Blvd, Suite 125,

Rockville, MD 20850

(240) 243-8000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Madison A. Jones Mark Ballantyne Cooley LLP 1299 Pennsylvania Ave. NW Suite 700 Washington, DC 20004-2400 (202) 842-7800	Josiah Craver Senior Vice President of Finance Sensei Biotherapeutics, Inc. 1405 Research Blvd, Suite 125 Rockville, MD 20850 (240) 243-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐¨

EXPLANATORY NOTE

Pursuant to the Agreement and Plan of Merger, dated as of February 17, 2026 (the “Merger Agreement”), by and among Sensei Biotherapeutics, Inc. (the “Registrant”), Faeth Holdings Therapeutics, Inc. (“HoldCo”), Sapphire First Merger Sub, Inc., a wholly owned subsidiary of the Registrant (“First Merger Sub”), and Sapphire Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Registrant (“Second Merger Sub”), on February 17, 2026 (the “Closing Date”), First Merger Sub merged with and into HoldCo, pursuant to which HoldCo was the surviving corporation and became a wholly owned subsidiary of the Registrant (the “First Merger”). Immediately following the First Merger, HoldCo merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Merger”).

In accordance with the Merger Agreement, upon the effective time of the Merger (the “Effective Date”), each outstanding stock option to purchase shares of common stock of Faeth Therapeutics, Inc. (the predecessor to Faeth Therapeutics, LLC, a Delaware limited liability company and a wholly owned subsidiary of HoldCo (“Legacy Faeth,” and each, a “Legacy Faeth Option”)), originally granted under Legacy Faeth’s 2019 Stock Incentive Plan (the “Legacy Faeth 2019 Plan”) was assumed by the Registrant and was converted into, and became, a stock option to purchase shares of common stock of the Registrant.

The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering: (i) 50,467 shares of common stock of the “Registrant” to be issued pursuant to the 2021 Equity Incentive Plan (“2021 EIP”) pursuant to the provisions of the 2021 EIP providing for automatic increases in the number of shares of common stock reserved and available for issuance under the 2021 EIP on January 1, 2026, (ii) 12,616 shares of common stock of the Registrant to be issued pursuant to the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for automatic increases in the number of shares of Common Stock reserved and available for issuance under the 2021 ESPP on January 1, 2026, (iii) 252,210 shares of common stock issuable upon exercise of Legacy Faeth Options under the Legacy Faeth 2019 Plan, which were assumed in connection with the Merger; (iv) 2,486,326 shares of common stock issuable upon exercise of options granted to individuals that were not previously employees or directors of the Registrant (or who are returning to employment following a bona fide period of non-employment), as an inducement material to the individual’s entry into employment with the Registrant, pursuant to Nasdaq Listing Rule 5635(c)(4); and (v) 450,000 shares of common stock under the Registrant’s Inducement Plan (the “2026 Inducement Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (“SEC”):

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 30, 2026;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 15, 2026;

(c)

Current Reports on Form 8-K, which were filed with the SEC on February 13, 2026, February  18, 2026 (as amended on April  15, 2026), and April 16, 2026 (except that, with respect to the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference); and

(d)

The description of the Registrant’s Securities, which is registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), described in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, including all amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit it to indemnify its other officers, employees, and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and executive officers, whereby it has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of the Registrant, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

2.1‡	Agreement and Plan of Merger, dated February 17, 2026, by and among Sensei Biotherapeutics, Inc., Sapphire First Merger Sub, Inc., Sapphire Second Merger Sub, LLC, Faeth Holdings Therapeutics, Inc. and Faeth Therapeutics, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 18, 2026).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 11, 2021).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Sensei Biotherapeutics, Inc., effective June 16, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on June 13, 2025).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on December 9, 2022).

3.4	Certificate of Designations of the Series A Junior Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on March 7, 2023).

3.5	Certificate of Elimination of the Series A Junior Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-39980), filed with the SEC on March 28, 2025).

3.6	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 18, 2026).

4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-39980), filed with the SEC on March 30, 2026).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1.)

24.1	Power of Attorney (included on the signature page of this Form S-8.)

99.1#	Faeth Therapeutics, Inc. 2019 Stock Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K (File No. 001-39980), filed with the SEC on March 30, 2026).

99.2#	Sensei Biotherapeutics, Inc. 2021 Equity Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252138)).

99.3#	Form of Stock Option Grant Notice and Stock Option Agreement for Inducement Grants Outside of the Sensei Biotherapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-39980), filed with the SEC on February 18, 2026).

99.4#	Sensei Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252138)).

99.5#*	Sensei Biotherapeutics, Inc. 2026 Inducement Plan.

99.6#*	Form of Stock Option Grant Package under Sensei Biotherapeutics, Inc. 2026 Inducement Plan.

99.7#*	Form of RSU Grant Package under Sensei Biotherapeutics, Inc. 2026 Inducement Plan.

107*	Filing Fee Table.

*	Filed herewith.
#	Indicates management contract or compensatory plan.
‡

Certain schedules, annexes and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to provide, on a supplemental basis, a copy of any omitted schedules, annexes and attachments to the SEC or its staff upon request.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on May 15, 2026.

SENSEI BIOTHERAPEUTICS, INC.

By:	/s/ Christopher W. Gerry
Christopher W. Gerry
President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher W. Gerry and Josiah Craver, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and generally to do all such things in his or her name and behalf in his or her capacity as officers and directors to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact, proxies and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher W. Gerry Christopher W. Gerry	President, General Counsel and Director (Principal Executive Officer)	May 15, 2026

/s/ Josiah Craver Josiah Craver	Senior Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	May 15, 2026

/s/ Bob Holmen Bob Holmen	Director	May 15, 2026

/s/ Thomas Ricks Thomas Ricks	Director	May 15, 2026

/s/ Kristian Humer Kristian Humer	Director	May 15, 2026

/s/ Phillip Donenberg Phillip Donenberg	Director	May 15, 2026

/s/ Anand Parikh Anand Parikh	Director	May 15, 2026